Exhibit 99.1
PRESS RELEASE

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

Cabot Microelectronics Corporation Reschedules Fourth Quarter and Full Fiscal Year 2019 Earnings Release to November 17, 2019, and
Announces Preliminary Fourth Quarter Revenue

Aurora, Illinois, October 25, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today announced that it has rescheduled the release of its financial results for the fourth fiscal quarter and full fiscal year 2019, which ended September 30, 2019, to November 17, 2019.

This provides the company with additional time to complete year-end closing procedures, which have been increased by the company’s acquisition of KMG Chemicals, Inc. in November 2018.

The company expects to report fourth quarter 2019 revenue of approximately $279 million, up 2% sequentially, driven by improved results in CMP slurries and continued growth in pipeline performance.

Earnings release and slide presentation available: Sunday, November 17, at approximately 7:00 p.m. Eastern Time

Conference call: Monday, November 18, at 10:00 a.m. Eastern Time

Dial-in information: United States: (844) 825-4410
International: (973) 638-3236
Conference code: 1096337

Webcast and presentation: The earnings press release and slide presentation will be available in the Investor Relations section of the company’s website, ir.cabotcmp.com.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about

Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.